                                                                    EXHIBIT (99)

                  GENESCO EMPLOYEE STOCK PURCHASE PLAN

                  Audited Financial Statements

                  February 1, 2003 and February 2, 2002

                                  GENESCO INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Audited Financial Statements

                      February 1, 2003 and February 2, 2002

                                    CONTENTS

Reports of Independent Auditors......................................................................................2

Financial Statements

Statements of Financial Condition....................................................................................4
Statements of Income and Changes in Plan Equity......................................................................5
Notes to Financial Statements........................................................................................6

                         Report of Independent Auditors

To the Participants and Administrator
of the Genesco Employee Stock Purchase Plan

We have audited the accompanying statements of financial condition of the Genesco Employee Stock Purchase Plan as of February 1, 2003 and February 2, 2002 and the related statements of income and changes in plan equity for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Genesco Employee Stock Purchase Plan at February 1, 2003 and February 2, 2002, and the changes in income and plan equity for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                              /s/ Ernst & Young LLP

Nashville, Tennessee
April 2, 2003

To the Participants and Administrator
of the Genesco Employee Stock Purchase Plan

                        Report of Independent Accountants

In our opinion, the statements of changes in plan equity, present fairly, in all material respects, the financial position of the Genesco Employee Stock Purchase Plan (the "Plan") at February 3, 2001, and the changes in plan equity for the year ended February 3, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



/s/PricewaterhouseCoopers LLP
Knoxville, Tennessee
April 6, 2001

                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                      Statements of Financial Condition


                                                                                 FEBRUARY 1,                           FEBRUARY 2,
ASSETS                                                                                  2003                                  2002
------                                                                            ----------                            ----------
Due from Genesco Inc.                                                             $  159,532                            $  245,249
                                                                                  ----------                            ----------
TOTAL ASSETS                                                                      $  159,532                            $  245,249
                                                                                  ==========                            ==========

LIABILITIES AND PLAN EQUITY
Payable to withdrawn participants                                                 $      -0-                            $    8,024
Plan equity                                                                          159,532                               237,225
                                                                                  ----------                            ----------
TOTAL LIABILITIES AND PLAN EQUITY                                                 $  159,532                            $  245,249
                                                                                  ==========                            ==========

See accompanying notes.

                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                Statements of Income and Changes in Plan Equity


                                                                                        FOR THE YEAR ENDED
                                                                ----------------------------------------------------------------
                                                                FEBRUARY 1,                 FEBRUARY 2,              FEBRUARY 3,
                                                                       2003                        2002                     2001
                                                                -----------                 -----------               ----------
Employee contributions                                           $  565,659                  $  641,442               $  622,667
Options exercised                                                  (582,699)                   (579,593)                (562,522)
Distributions to withdrawn participants                             (60,653)                    (40,100)                 (52,980)
                                                                 ----------                  ----------               ----------
Net increase(decrease) in plan equity                               (77,693)                     21,749                    7,165
Plan equity at beginning of year                                    237,225                     215,476                  208,311
                                                                 ----------                  ----------               ----------
PLAN EQUITY AT END OF YEAR                                       $  159,532                  $  237,225               $  215,476
                                                                 ==========                  ==========               ==========


See accompanying notes.

                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                      Notes to Financial Statements

NOTE 1
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The records of the Genesco Employee Stock Purchase Plan (the "Plan") are prepared on the accrual basis of accounting.

ADMINISTRATIVE EXPENSES

All expenses incurred in administration of the Plan are paid by Genesco Inc. (the "Company") and are excluded from these financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of Plan assets and liabilities and disclosure of any contingent assets and liabilities at the date of the financial statements and the reported amounts of changes in Plan equity during the period. Actual results could differ from those estimates and the differences could be material.

NOTE 2
THE PLAN

BACKGROUND AND SUMMARY

The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

The Plan became effective October 1, 1995 to advance the interests of the Company and its shareholders by attracting and retaining qualified employees and by encouraging them to identify with shareholder interests through the acquisition of shares of the Company's common stock.

ELIGIBILITY

Each employee whose total annual base salary is less than $100,000 and whose customary employment is greater that 20 hours per week and greater than five months per year is eligible to participate in the Plan if the employee has been employed by the Company for at least six months prior to the grant date. The Plan excludes statutory insiders and five percent shareholders.

CONTRIBUTIONS

Contributions to the Plan are solely from participating employees of the Company who, through after-tax payroll deductions, may use their contributions to purchase common stock of the Company at the end of a one-year option period. The maximum number of shares available to any participant is the lesser of 2,000 a year or that number of shares equal to $10,000 divided by the closing market price of the common stock on the grant date or the exercise date. The maximum contribution is the lesser of $8,500 a year or 15% of the participant's base pay as of October 1. The minimum contribution is $250 per participant per year. Shares will be purchased September 30 of the year following the October 1 grant date with the initial grant date being October 1, 1995.

                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                      Notes to Financial Statements (Continued)

NOTE 2
THE PLAN, CONTINUED

An option enables the participant to purchase shares of the Company's common stock at the lesser of 85% of the market value on the grant date or the exercise date. Options are to be granted each year through and including October 1, 2004, unless the board of directors, at its discretion, determines in advance that no options are to be granted. The cumulative number of shares which may be purchased under the Plan is 1,000,000. The options granted and rights thereto may not be sold, assigned, pledged or otherwise transferred.

PARTICIPANT ACCOUNTS

Periodically throughout the year, each participant is provided with statements reflecting the value of his or her account. Participant contributions are held by the Company, which has an unsecured obligation to the Plan.

At the exercise date, the Company issues stock that is transferred to a brokerage firm and allocated among the participants according to the number of options exercised by each participant.

VESTING

Participants are 100% vested in the value of their account and may withdraw from the Plan at any time except during the period September 15 through September 30 which is the time that preparations are made for the issuance of the stock each year.

If a participant is terminated for any reason other than retirement, disability or death, the participant's involvement in the Plan and any unexercised options automatically terminate, and the participant will receive the account balance in cash.

TERMINATION OF THE PLAN

The Company reserves the right to terminate the Plan at any time. In the event of Plan termination, the balance of each participant's account shall be paid in cash as soon as is reasonably practical.

PLAN ADMINISTRATOR

The Plan is to be administered by the compensation committee of the board of directors or another designee of the board of directors.

INCOME TAX STATUS

The Plan is intended to qualify as an Employee Stock Purchase Plan within the meaning of Section 423 of the Internal Revenue Code of 1986 ("the Code"), as amended. Issuance of shares under this Plan are not intended to result in taxable income to participants in the Plan based on provisions of the Code. Accordingly, no income will result for federal income tax purposes when an option is granted or exercised; however, income may result upon disposition of the stock. Management believes that the Plan is operating in compliance with the Code and, therefore, no provision for income taxes has been reflected in the accompanying financial statements.

                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                      Notes to Financial Statements (Continued)

NOTE 3
OPTIONS TO PURCHASE COMPANY STOCK


                                                                                                     OPTION PERIOD
                                                                                      --------------------------------------------
                                                                                      10/01/02          10/01/01          10/01/00
                                                                                         TO                TO               TO
OPTIONS TO PURCHASE COMPANY STOCK                                       TOTAL         09/30/03          09/30/02          09/30/01
---------------------------------                                    --------         --------          --------          --------
Estimated options granted - October 1, 2000                            43,141              -0-               -0-            43,141
Additional options granted at exercise date                               -0-              -0-               -0-               -0-
Options exercised                                                         -0-              -0-               -0-               -0-
Options withdrawn                                                      (1,481)             -0-               -0-            (1,481)
                                                                     --------          -------          --------          --------
Options outstanding, February 3, 2001                                  41,660              -0-               -0-            41,660
                                                                     --------          -------          --------          --------
Estimated options granted - October 1, 2001                            56,314              -0-            56,314               -0-
Additional options granted at exercise date                             4,939              -0-               -0-             4,939
Options exercised                                                     (41,963)             -0-               -0-           (41,963)
Options withdrawn                                                      (8,859)             -0-            (4,223)           (4,636)
                                                                     --------          -------          --------          --------
Options outstanding, February 2, 2002                                  52,091              -0-            52,091               -0-
                                                                     --------          -------          --------          --------
Estimated options granted - October 1, 2002                            42,024           42,024               -0-               -0-
Additional options granted at exercise date                             6,504              -0-             6,504               -0-
Options exercised                                                     (49,676)             -0-           (49,676)              -0-
Options withdrawn                                                     (11,392)          (2,473)           (8,919)              -0-
                                                                     --------          -------          --------          --------
Options outstanding, February 1, 2003                                  39,551           39,551               -0-               -0-
                                                                     ========          =======          ========          ========

The cumulative options exercised as of February 1, 2003 are 574,479.

                                                                                                OPTION PERIOD
                                                                                 --------------------------------------------
                                                                                 10/01/02          10/01/01          10/01/00
                                                                                    TO                TO                TO
                                                                                 09/30/03          09/30/02          09/30/01
                                                                                 --------          --------          --------
85% of fair market value of stock at date of grant                                 $11.05            $13.39            $14.88
Date of grant                                                                     10/1/02           10/1/01           10/1/00
85% of fair market value of stock at date of exercise                                  NA            $11.73            $13.81
Exercise date                                                                     9/30/03           9/30/02           9/30/01

At the beginning of each option period, the Company estimates the number of options to be granted based on participant contributions and the current stock price. At the end of the option period, the Company grants options to each plan participant. In the event plan contributions, withdrawals or the stock price are different than originally estimated, additional or fewer options may be granted at the end of the option period (exercise date).

                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                      Notes to Financial Statements (Continued)

NOTE 3
OPTIONS TO PURCHASE COMPANY STOCK, CONTINUED

                                                                                               OPTION PERIOD
                                                                                -----------------------------------------------
                                                                                10/01/02            10/01/01           10/01/00
                                                                                   TO                  TO                 TO
NUMBER OF PARTICIPANTS                                           TOTAL          09/30/03            09/30/02           09/30/01
----------------------                                           -----          --------            --------           --------
Enrollment - October 1, 2000                                       383               -0-                 -0-                383
Exercised options                                                  -0-               -0-                 -0-                -0-
Withdrawn                                                          (13)              -0-                 -0-                (13)
                                                                 -----              ----               -----               ----
Active, February 3, 2001                                           370               -0-                 -0-                370
                                                                 -----              ----               -----               ----
Enrollment - October 1, 2001                                       425               -0-                 425                -0-
Exercised options                                                 (301)              -0-                 -0-               (301)
Withdrawn                                                          (91)              -0-                 (22)               (69)
                                                                 -----              ----               -----               ----
Active, February 2, 2002                                           403               -0-                 403                -0-
                                                                 -----              ----               -----               ----
Enrollment - October 1, 2002                                       357               357                 -0-                -0-
Exercised options                                                 (316)              -0-                (316)               -0-
Withdrawn                                                         (107)              (20)                (87)               -0-
                                                                 -----              ----               -----               ----
Active, February 1, 2003                                           337               337                 -0-                -0-
                                                                 =====              ====               =====               ====